                                                                      Exhibit 99



CONTACTS:

MEDIA:
Jonathan Williams
(412) 762-4550
pubrela@pncmail.com

INVESTORS:
William H. Callihan
(412) 762-8257
invrela@pncmail.com



                             PNC BANK CORP. REPORTS
                           THIRD QUARTER 1998 EARNINGS

       PITTSBURGH, October 15, 1998 - PNC Bank Corp. (NYSE: PNC) today reported earnings of $281 million for the third quarter of 1998 compared with $262 million in the third quarter of 1997. Diluted earnings per share increased 10% to $.91 in the third quarter of 1998 compared with $.83 in the prior-year quarter driven by strong revenue growth and the impact of capital management initiatives.

       Returns on average common shareholders' equity and average assets were 20.52% and 1.48% in the third quarter of 1998 compared with 20.11% and 1.47%, respectively, a year ago.

       "Our diversified businesses continued to drive strong performance in a time of turbulent financial markets," said Thomas H. O'Brien, chairman and chief executive officer. "Fee-based revenues grew 22% led by asset management, mutual fund servicing, consumer services, capital markets and mortgage banking. In this rapidly changing economic environment, our overall risk profile remained strong while we continued to focus our strategies on growing value-added businesses."

HIGHLIGHTS

         *   Total revenue grew 22% driven by fee-based revenues

         * Despite a stock market decline, the asset management business grew with a focus on fixed-income, liquidity and risk management products

         * The overall credit risk profile remained stable with no credit exposure to hedge funds or in Russia and nominal credit exposure in Latin America and Asia


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
PNC Bank Corp. Reports Third Quarter 1998 Earnings--Page 2

         * Closed an innovative transaction to reduce required capital on approximately $4 billion of commercial credit exposure

         * Hedging activities offset the impact of refinancings on the residential mortgage servicing portfolio

         * Announced an agreement to sell approximately $1 billion of non-affinity, non-relationship credit cards to further reduce PNC's risk profile

         * Announced an agreement to acquire Hilliard-Lyons, Inc., a high-end retail brokerage firm with 90 offices in 12 Midwestern and Southeastern states

         * Agreed to sell the corporate trust and escrow business to Chase Manhattan Trust Company, N.A.

INCOME STATEMENT REVIEW

       Taxable-equivalent net interest income increased $25 million to $653 million in the third quarter of 1998 due to growth in earning assets. The net interest margin was 3.81% for the third quarter of 1998 compared with 3.81% in the prior quarter and 3.89% in the third quarter of 1997. The net interest margin was lower than the prior year due to a change in balance sheet composition and the financing cost of the Midland acquisition.

       The provision for credit losses was $45 million in the third quarter of 1998 compared with $20 million last year.

       Noninterest income was $676 million in the third quarter of 1998. Asset management, mutual fund servicing, consumer services, corporate finance and capital markets, and mortgage banking revenues each grew 20% or more compared with the prior-year quarter. Noninterest income included $30 million of gains from the sale of eight branches in Kentucky and Indiana that offset the impact of valuation adjustments on certain market-sensitive asset positions. Noninterest income also included $55 million of trading gains and $51 million of net securities gains resulting from mortgage banking hedging activities that offset an increase in the amortization of residential mortgage servicing rights ("MSR").

       Asset management and mutual fund servicing fees grew 24% and 33%, respectively, from the third quarter of 1997 primarily reflecting significant new business. Assets under management increased to approximately $152 billion at September 30, 1998 compared with $127 billion at September 30, 1997. At September 30, 1998, custody and accounting/administration


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
PNC Bank Corp. Reports Third Quarter 1998 Earnings--Page 3


services were provided for $287 billion and $228 billion of mutual fund assets, respectively. The comparable amounts were $212 billion and $175 billion, respectively, a year ago.

       Consumer services revenue increased $20 million or 25% compared with the third quarter of 1997 primarily due to growth in credit card accounts. Corporate finance and capital markets fees increased 25% to $57 million in the third quarter of 1998 resulting from higher treasury management and capital markets fees.

       Mortgage banking revenue grew $14 million or 20% from the prior-year quarter primarily due to higher servicing income reflecting the impact of servicing portfolio acquisitions and significant mortgage refinance activity. Residential mortgage originations totaled $3.1 billion compared with $1.7 billion in the year-earlier period. At September 30, 1998, approximately $60.3 billion of mortgages were serviced including $51.8 billion serviced for others.

       Noninterest expense of $843 million increased $191 million compared with the third quarter of 1997. The increase in noninterest expense was primarily due to higher amortization of residential MSR, the impact of the Midland acquisition and incentive compensation commensurate with revenue growth.

       The managed efficiency ratio, which excludes amortization of intangibles, distributions on capital securities and mortgage banking hedging activities, improved to 53.3% in the third quarter of 1998 from 54.6% in the prior-year quarter.


BALANCE SHEET REVIEW

       Total assets were $76.2 billion at September 30, 1998. Average earning assets increased $4.0 billion from the prior-year quarter to $68.0 billion primarily due to higher loans and loans held for sale. Average loans grew $2.7 billion to $55.9 billion, a 5.1% increase from the prior year. Growth in commercial loans more than offset the impact of loan securitizations, a decline in residential mortgages and downsizing of the indirect automobile lending portfolio. The increase in commercial loans was primarily in middle market and secured lending. Loans represented 82.3% of average earning assets in the third quarter of 1998 compared with 83.2% a year ago. Average loans held for sale increased $2.3 billion from the prior year reflecting higher residential mortgage originations and the commercial mortgage inventory of Midland. Average securities available for sale decreased $1.1 billion to $7.0 billion or 10.4% of average earning assets in the third quarter of 1998.

                                     -more-

PNC Bank Corp. Reports Third Quarter 1998 Earnings--Page 4


       Average deposits decreased slightly to $44.5 billion in the third quarter of 1998 and represented 59.1% of total sources of funds. Average borrowed funds increased $4.2 billion compared with the third quarter of last year. Liquidity was strengthened as 42% of wholesale liabilities had a maturity beyond one year at September 30, 1998 compared with 32% at September 30, 1997.

       Shareholders' equity totaled $5.8 billion at the end of the third quarter. At September 30, 1998 the leverage ratio was 7.20% and Tier I and total risk-based capital ratios are estimated to be 7.4% and 10.8%, respectively.

       The ratio of nonperforming assets to total loans and foreclosed assets was 0.58%, 0.57% and 0.73% at September 30, 1998, June 30, 1998 and September 30, 1997, respectively. Nonperforming assets were $329 million at September 30, 1998 compared with $323 million at June 30, 1998 and $394 million a year ago. Nonperforming assets included $40 million related to affiliates of the Allegheny Health, Education and Research Foundation that became nonperforming in the third quarter while all other nonperforming assets declined $34 million.

       The allowance for credit losses was $816 million at September 30, 1998 and represented 289% of nonperforming loans compared with 315% at June 30, 1998 and 324% at September 30, 1997. Net charge-offs were $88 million in the third quarter of 1998, $89 million in the second quarter of 1998, and $73 million in the third quarter of last year. The corresponding ratios of net charge-offs as a percentage of average loans were 0.62%, 0.64% and 0.54%, respectively.


                                     -more-

PNC Bank Corp. Reports Third Quarter 1998 Earnings--Page 5


YEAR TO DATE RESULTS

       Diluted earnings per share increased 10% to $2.68 for the first nine months of 1998 from $2.44 for the same period of 1997. Returns on average common shareholders' equity and average assets were 21.00% and 1.51%, respectively, compared with 19.93% and 1.49%, respectively, in the first nine months of 1997.

       PNC Bank Corp., headquartered in Pittsburgh, is one of the largest diversified financial services organizations in the United States. Its major businesses include Regional Community Banking, National Consumer Banking, Mortgage Banking, Private Banking, Asset Management, Mutual Fund Servicing, Corporate Banking and Secured Lending.

         Visit PNC Bank on the World Wide Web at http://www.pncbank.com

PNC Bank Corp.'s SEC reports, accessible on its website, identify factors that can affect forward-looking statements.

                           [TABULAR MATERIAL FOLLOWS]

PNC BANK CORP. AND SUBSIDIARIES                                           Page 6
Consolidated Financial Highlights


                                                                   Three months ended                Nine months ended
                                                                      September 30                      September 30
                                                               -------------------------------------------------------------
                                                                      1998           1997           1998             1997
----------------------------------------------------------------------------------------------------------------------------
FINANCIAL PERFORMANCE (in thousands, except per share data)
Revenue
   Net interest income (taxable-equivalent basis)                 $652,532       $627,431     $1,933,748       $1,885,295
   Noninterest income                                              675,870        459,247      1,825,988        1,336,917
   Total revenue                                                 1,328,402      1,086,678      3,759,736        3,222,212
Net income                                                         280,588        261,595        830,259          786,979

Per common share
   Basic earnings                                                      .92            .84           2.71             2.47
   Diluted earnings                                                    .91            .83           2.68             2.44
   Cash dividends declared                                             .39            .37           1.17             1.11

SELECTED RATIOS
Return on
   Average common shareholders' equity                               20.52%         20.11%         21.00%           19.93%
   Average assets                                                     1.48           1.47           1.51             1.49
Net interest margin                                                   3.81           3.89           3.86             3.91
Noninterest income to total revenue                                  50.88          42.26          48.57            41.49
After-tax profit margin                                              21.12          24.07          22.08            24.42
Efficiency ratio*                                                    53.28          54.57          55.50            55.82
Net charge-offs to average loans                                       .62            .54            .65              .49


* Excluding amortization of intangibles, distributions on capital securities and mortgage banking hedging activities

                                                       September 30        June 30      March 31    December 31     September 30
                                                               1998           1998          1998           1997             1997
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA (in millions)
Assets                                                      $76,238        $75,873       $72,355        $75,120          $71,828
Earning assets                                               68,638         68,353        65,210         66,688           64,208
Loans, net of unearned income                                56,752         56,237        54,511         54,245           53,651
Securities available for sale                                 7,152          7,540         7,511          8,522            8,000
Deposits                                                     46,875         47,096        46,068         47,649           44,788
Borrowed funds                                               19,972         20,488        18,375         19,622           19,052
Shareholders' equity                                          5,793          5,633         5,487          5,384            5,476
Common shareholders' equity                                   5,479          5,318         5,173          5,069            5,161

CAPITAL RATIOS
Leverage                                                       7.20%          7.18%         7.36%          7.30%            7.43%
Common shareholders' equity to assets                          7.19           7.01          7.15           6.75             7.18

ASSET QUALITY RATIOS
Nonperforming assets to loans and foreclosed assets             .58%           .57%          .61%           .61%             .73%
Allowance for credit losses to loans                           1.44           1.53          1.67           1.79             1.91
Allowance for credit losses to nonperforming loans           289.02         315.09        320.96         351.79           324.25

Book value per common share                                  $18.21         $17.64        $17.20         $16.87           $16.92
===================================================================================================================================





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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 7
Consolidated Statement of Income






                                                                             Three months ended          Nine months ended
                                                                                September 30               September 30
                                                                          -----------------------------------------------------
In thousands, except per share data                                              1998         1997          1998         1997
-------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                                    $1,166,728   $1,101,508    $3,424,186   $3,236,193
Securities available for sale                                                 102,569      125,347       323,816      420,587
Other                                                                          84,989       43,489       210,758      112,880
                                                                           ----------------------------------------------------
   Total interest income                                                    1,354,286    1,270,344     3,958,760    3,769,660

INTEREST EXPENSE
Deposits                                                                      371,563      372,860     1,095,409    1,087,015
Borrowed funds                                                                336,676      277,567       949,450      819,628
                                                                           ----------------------------------------------------
   Total interest expense                                                     708,239      650,427     2,044,859    1,906,643
                                                                           ----------------------------------------------------
   Net interest income                                                        646,047      619,917     1,913,901    1,863,017
Provision for credit losses                                                    45,000       20,000       110,000       45,000
                                                                           ----------------------------------------------------
   Net interest income less provision for credit losses                       601,047      599,917     1,803,901    1,818,017

NONINTEREST INCOME
Asset management                                                              143,018      115,197       420,969      332,596
Mutual fund servicing                                                          47,373       35,608       133,900      103,799
Service charges on deposits                                                    52,598       50,899       150,307      152,231
Consumer services                                                              97,966       78,260       273,638      224,421
Corporate finance and capital markets                                          57,414       45,987       174,733      143,012
Mortgage banking                                                               85,988       71,956       246,873      155,453
Net securities gains (losses)                                                  50,842       (2,657)       76,574       27,139
Other                                                                         140,671       63,997       348,994      198,266
                                                                           ----------------------------------------------------
   Total noninterest income                                                   675,870      459,247     1,825,988    1,336,917

NONINTEREST EXPENSE
Staff expense                                                                 335,260      308,492     1,023,230      918,757
Net occupancy and equipment                                                    98,928       90,704       297,164      271,769
Amortization                                                                  175,068       48,459       303,350      117,817
Marketing                                                                      14,407       11,376        78,531       59,653
Distributions on capital securities                                            16,396       13,192        43,503       30,015
Other                                                                         203,121      179,932       619,301      548,327
                                                                           ----------------------------------------------------
   Total noninterest expense                                                  843,180      652,155     2,365,079    1,946,338

   Income before income taxes                                                 433,737      407,009     1,264,810    1,208,596
Income taxes                                                                  153,149      145,414       434,551      421,617
                                                                           ----------------------------------------------------
   Net income                                                                $280,588     $261,595      $830,259     $786,979
-------------------------------------------------------------------------------------------------------------------------------

Net income applicable to common shareholders                                 $276,054     $257,813      $817,522     $775,649

EARNINGS PER COMMON SHARE
Basic                                                                            $.92         $.84         $2.71        $2.47
Diluted                                                                           .91          .83          2.68         2.44

CASH DIVIDENDS DECLARED PER COMMON SHARE                                         $.39         $.37         $1.17        $1.11

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                                         300,640      305,920       300,521      312,487
Diluted                                                                       304,186      311,847       305,302      318,465
===============================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 8
Details of Net Interest Income



                                                                              Three months ended          Nine months ended
NET INTEREST INCOME                                                               September 30               September 30
Taxable-equivalent basis                                                   ----------------------------------------------------
In thousands                                                                      1998         1997         1998         1997
-------------------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                                    $1,171,965   $1,107,250   $3,440,161   $3,253,317
   Securities available for sale                                               103,597      127,053      327,228      425,541
   Other                                                                        85,209       43,555      211,218      113,080
                                                                           ----------------------------------------------------
     Total interest income                                                   1,360,771    1,277,858    3,978,607    3,791,938
Interest expense
   Deposits                                                                    371,563      372,860    1,095,409    1,087,015
   Borrowed funds                                                              336,676      277,567      949,450      819,628
                                                                           ----------------------------------------------------
     Total interest expense                                                    708,239      650,427    2,044,859    1,906,643
                                                                           ----------------------------------------------------
     Net interest income                                                      $652,532     $627,431   $1,933,748   $1,885,295
===============================================================================================================================




Taxable-equivalent basis                                    September 30       June 30     March 31  December 31 September 30
Three months ended - in thousands                                   1998          1998         1998         1997         1997
-------------------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                                      $1,171,965    $1,144,084   $1,124,112   $1,123,127   $1,107,250
   Securities available for sale                                 103,597       107,124      116,507      120,395      127,053
   Other                                                          85,209        68,295       57,714       44,532       43,555
                                                              -----------------------------------------------------------------
     Total interest income                                     1,360,771     1,319,503    1,298,333    1,288,054    1,277,858
Interest expense
   Deposits                                                      371,563       362,324      361,522      369,572      372,860
   Borrowed funds                                                336,676       320,193      292,581      279,570      277,567
                                                              -----------------------------------------------------------------
     Total interest expense                                      708,239       682,517      654,103      649,142      650,427
                                                              -----------------------------------------------------------------
     Net interest income                                        $652,532      $636,986     $644,230     $638,912     $627,431
===============================================================================================================================


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


PNC BANK CORP. AND SUBSIDIARIES                                           Page 9
Details of Net Interest Margin



NET INTEREST MARGIN
                                                                             Three months ended          Nine months ended
                                                                                September 30               September 30
                                                                          -----------------------------------------------------
Taxable-equivalent basis                                                          1998         1997         1998         1997
-------------------------------------------------------------------------------------------------------------------------------
Rates earned/paid
   Yield on earning assets
     Loans                                                                        8.28%        8.23%        8.29%        8.21%
     Securities available for sale                                                5.85         6.17         5.91         6.23
     Other                                                                        6.87         6.83         6.86         6.75
       Total yield on earning assets                                              7.92         7.92         7.94         7.87
   Rate on interest-bearing liabilities
     Deposits                                                                     4.17         4.23         4.17         4.16
     Borrowed funds                                                               5.83         5.92         5.83         5.84
       Total rate on interest-bearing liabilities                                 4.82         4.82         4.80         4.74
                                                                            ---------------------------------------------------
       Interest rate spread                                                       3.10         3.10         3.14         3.13
   Impact of noninterest-bearing sources                                           .71          .79          .72          .78
                                                                            ---------------------------------------------------
       Net interest margin                                                        3.81%        3.89%        3.86%        3.91%
===============================================================================================================================



Taxable-equivalent basis                                     September 30      June 30     March 31  December 31  September 30
Three months ended                                                   1998         1998         1998         1997          1997
---------------------------------------------------------------------------------------------------------------------------------
Rates earned/paid
   Yield on earning assets
     Loans                                                           8.28%        8.23%        8.36%        8.27%         8.23%
     Securities available for sale                                   5.85         5.86         6.01         6.19          6.17
     Other                                                           6.87         6.80         6.96         6.68          6.83
       Total yield on earning assets                                 7.92         7.89         8.00         7.96          7.92
   Rate on interest-bearing liabilities
     Deposits                                                        4.17         4.15         4.19         4.23          4.23
     Borrowed funds                                                  5.83         5.81         5.85         5.91          5.92
       Total rate on interest-bearing liabilities                    4.82         4.79         4.79         4.82          4.82
                                                               -----------------------------------------------------------------
       Interest rate spread                                          3.10         3.10         3.21         3.14          3.10
   Impact of noninterest-bearing sources                              .71          .71          .75          .81           .79
                                                               -----------------------------------------------------------------
       Net interest margin                                           3.81%        3.81%        3.96%        3.95%         3.89%
=================================================================================================================================


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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 10
Details of Noninterest Income




NONINTEREST INCOME
                                                                             Three months ended          Nine months ended
                                                                                September 30               September 30
                                                                          -----------------------------------------------------
In thousands                                                                     1998         1997         1998         1997
-------------------------------------------------------------------------------------------------------------------------------
Asset management                                                             $143,018     $115,197     $420,969     $332,596
Mutual fund servicing                                                          47,373       35,608      133,900      103,799
Service charges on deposits                                                    52,598       50,899      150,307      152,231
Consumer services
   Credit card                                                                 35,109       23,292       93,386       64,356
   Brokerage                                                                   16,226       14,138       48,654       40,111
   Insurance                                                                   11,587       10,421       32,361       29,226
   Other                                                                       35,044       30,409       99,237       90,728
                                                                           ----------------------------------------------------
     Total consumer services                                                   97,966       78,260      273,638      224,421
Corporate finance and capital markets                                          57,414       45,987      174,733      143,012
Mortgage banking
   Servicing                                                                   43,952       30,316      106,208       85,728
   Origination                                                                 18,162       13,597       55,369       32,744
   Marketing                                                                   23,790       27,360       78,219       34,629
   Sales of servicing                                                              84          683        7,077        2,352
                                                                           ----------------------------------------------------
     Total mortgage banking                                                    85,988       71,956      246,873      155,453
Net securities gains (losses)                                                  50,842       (2,657)      76,574       27,139
Other                                                                         140,671       63,997      348,994      198,266
                                                                           ----------------------------------------------------
   Total noninterest income                                                  $675,870     $459,247   $1,825,988   $1,336,917
===============================================================================================================================



                                                           September 30       June 30     March 31  December 31 September 30
Three months ended - in thousands                                  1998          1998         1998         1997         1997
--------------------------------------------------------------------------------------------------------------------------------
Asset management                                               $143,018      $136,886     $141,065     $128,916     $115,197
Mutual fund servicing                                            47,373        46,006       40,521       37,493       35,608
Service charges on deposits                                      52,598        49,928       47,781       50,621       50,899
Consumer services
   Credit card                                                   35,109        31,785       26,492       28,802       23,292
   Brokerage                                                     16,226        17,272       15,156       14,230       14,138
   Insurance                                                     11,587        10,785        9,989       10,543       10,421
   Other                                                         35,044        33,625       30,568       33,611       30,409
                                                             ------------------------------------------------------------------
     Total consumer services                                     97,966        93,467       82,205       87,186       78,260
Corporate finance and capital markets                            57,414        66,686       50,633       54,981       45,987
Mortgage banking
   Servicing                                                     43,952        33,025       29,231       30,503       30,316
   Origination                                                   18,162        20,080       17,127       14,070       13,597
   Marketing                                                     23,790        29,811       24,618       12,869       27,360
   Sales of servicing                                                84           275        6,718          463          683
                                                             ------------------------------------------------------------------
     Total mortgage banking                                      85,988        83,191       77,694       57,905       71,956
Net securities gains (losses)                                    50,842         2,890       22,842       21,434       (2,657)
Other                                                           140,671       132,149       76,174       79,527       63,997
                                                             ------------------------------------------------------------------
   Total noninterest income                                    $675,870      $611,203     $538,915     $518,063     $459,247
===============================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 11
Details of Noninterest Expense


NONINTEREST EXPENSE
                                                                             Three months ended          Nine months ended
                                                                                September 30               September 30
                                                                          -----------------------------------------------------
In thousands                                                                      1998         1997         1998         1997
-------------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                               $291,142     $260,351     $867,284     $762,051
   Employee benefits                                                            44,118       48,141      155,946      156,706
                                                                           ----------------------------------------------------
     Total staff expense                                                       335,260      308,492    1,023,230      918,757
Net occupancy and equipment
   Net occupancy                                                                47,425       46,221      148,543      139,532
   Equipment                                                                    51,503       44,483      148,621      132,237
                                                                           ----------------------------------------------------
     Total net occupancy and equipment                                          98,928       90,704      297,164      271,769
Amortization
   Mortgage servicing rights                                                   146,683       24,681      222,293       48,592
   Goodwill                                                                     17,827       13,110       48,617       39,652
   Other                                                                        10,558       10,668       32,440       29,573
                                                                           ----------------------------------------------------
     Total amortization                                                        175,068       48,459      303,350      117,817
Marketing                                                                       14,407       11,376       78,531       59,653
Distributions on capital securities                                             16,396       13,192       43,503       30,015
Other                                                                          203,121      179,932      619,301      548,327
                                                                           ----------------------------------------------------
   Total noninterest expense                                                  $843,180     $652,155   $2,365,079   $1,946,338
================================================================================================================================



                                                             September 30      June 30     March 31  December 31 September 30
Three months ended - in thousands                                    1998         1998         1998         1997         1997
-------------------------------------------------------------------------------------------------------------------------------
Staff expense
   Compensation                                                  $291,142     $285,051     $291,091     $286,617     $260,351
   Employee benefits                                               44,118       48,635       63,193       35,571       48,141
                                                              -----------------------------------------------------------------
     Total staff expense                                          335,260      333,686      354,284      322,188      308,492
Net occupancy and equipment
   Net occupancy                                                   47,425       52,533       48,585       49,813       46,221
   Equipment                                                       51,503       49,894       47,224       47,798       44,483
                                                              -----------------------------------------------------------------
     Total net occupancy and equipment                             98,928      102,427       95,809       97,611       90,704
Amortization
   Mortgage servicing rights                                      146,683       42,505       33,105       32,230       24,681
   Goodwill                                                        17,827       17,630       13,160       13,143       13,110
   Other                                                           10,558       10,968       10,914       10,731       10,668
                                                              -----------------------------------------------------------------
     Total amortization                                           175,068       71,103       57,179       56,104       48,459
Marketing                                                          14,407       26,728       37,396       10,742       11,376
Distributions on capital securities                                16,396       13,914       13,193       13,123       13,192
Other                                                             203,121      232,801      183,379      215,493      179,932
                                                              -----------------------------------------------------------------
   Total noninterest expense                                     $843,180     $780,659     $741,240     $715,261     $652,155
===============================================================================================================================


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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 12
Consolidated Balance Sheet



                                                                                         September 30   December 31 September 30
Dollars in millions, except par value                                                            1998          1997         1997
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                                        $1,982        $4,303       $3,460
Short-term investments                                                                            832         1,526        1,084
Loans held for sale                                                                             3,833         2,324        1,398
Securities available for sale                                                                   7,152         8,522        8,000
Loans, net of unearned income of $445, $412 and $382                                           56,752        54,245       53,651
   Allowance for credit losses                                                                   (816)         (972)      (1,027)
                                                                                           ---------------------------------------
   Net loans                                                                                   55,936        53,273       52,624
Other                                                                                           6,503         5,172        5,262
                                                                                           ---------------------------------------
   Total assets                                                                               $76,238       $75,120      $71,828
                                                                                           =======================================

LIABILITIES
Deposits
   Noninterest-bearing                                                                         $9,136       $10,158       $9,914
   Interest-bearing                                                                            37,739        37,491       34,874
                                                                                           ---------------------------------------
     Total deposits                                                                            46,875        47,649       44,788
Borrowed funds
   Bank notes and senior debt                                                                  10,558         9,826       10,469
   Federal funds purchased                                                                        771         3,632        1,739
   Repurchase agreements                                                                        1,041           714          889
   Other borrowed funds                                                                         5,759         3,753        4,257
   Subordinated debt                                                                            1,843         1,697        1,698
                                                                                           ---------------------------------------
     Total borrowed funds                                                                      19,972        19,622       19,052
Other                                                                                           2,750         1,815        1,862
                                                                                           ---------------------------------------
   Total liabilities                                                                           69,597        69,086       65,702

Mandatorily redeemable capital securities of subsidiary trusts                                    848           650          650

SHAREHOLDERS' EQUITY
Preferred stock                                                                                     7             7            7
Common stock - $5 par value
   Authorized 450,000,000 shares
   Issued 352,822,767; 348,447,600 and 347,914,081 shares                                       1,764         1,742        1,740
Capital surplus                                                                                 1,178         1,042        1,024
Retained earnings                                                                               5,105         4,641        4,499
Deferred benefit expense                                                                          (54)          (41)         (61)
Accumulated other comprehensive income                                                             17           (23)         (35)
Common stock held in treasury at cost: 51,937,391; 48,017,641 and 42,887,837 shares            (2,224)       (1,984)      (1,698)
                                                                                           ---------------------------------------
   Total shareholders' equity                                                                   5,793         5,384        5,476
                                                                                           ---------------------------------------
   Total liabilities, capital securities and shareholders' equity                             $76,238       $75,120      $71,828
==================================================================================================================================


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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 13
Consolidated Average Balance Sheet Data






                                                                              Three months ended          Nine months ended
                                                                                 September 30               September 30
                                                                           -----------------------------------------------------
In millions                                                                       1998         1997         1998          1997
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                                $7,073       $8,216       $7,391        $9,113
   Loans, net of unearned income
     Consumer (excluding credit card)                                           11,038       10,996       11,073        11,352
     Credit card                                                                 4,029        3,871        3,942         3,475
     Residential mortgage                                                       12,455       13,503       12,598        13,152
     Commercial                                                                 23,359       18,839       22,159        18,737
     Commercial real estate                                                      2,850        4,041        3,224         4,067
     Other                                                                       2,207        1,952        2,133         1,868
                                                                            ----------------------------------------------------
     Total loans, net of unearned income                                        55,938       53,202       55,129        52,651
   Loans held for sale                                                           3,850        1,555        3,059         1,329
   Other                                                                         1,097          981        1,042           900
                                                                            ----------------------------------------------------
     Total interest-earning assets                                              67,958       63,954       66,621        63,993
Noninterest-earning assets                                                       7,332        6,627        7,078         6,575
                                                                            ----------------------------------------------------
     Total assets                                                              $75,290      $70,581      $73,699       $70,568
                                                                            ====================================================

LIABILITIES
Interest-bearing liabilities
   Deposits                                                                    $35,353      $34,952      $35,086       $34,934
   Borrowed funds                                                               22,642       18,484       21,501        18,584
                                                                            ----------------------------------------------------
     Total interest-bearing liabilities                                         57,995       53,436       56,587        53,518
Noninterest-bearing deposits                                                     9,169        9,654        9,353         9,585
Other                                                                            1,632        1,460        1,518         1,469
                                                                            ----------------------------------------------------
     Total liabilities                                                          68,796       64,550       67,458        64,572

Mandatorily redeemable capital securities of subsidiary trusts                     848          650          733           498

SHAREHOLDERS' EQUITY                                                             5,646        5,381        5,508         5,498
                                                                            ----------------------------------------------------
     Total liabilities, capital securities and shareholders'
       equity                                                                  $75,290      $70,581      $73,699       $70,568
                                                                            ====================================================
COMMON SHAREHOLDERS' EQUITY                                                     $5,332       $5,065       $5,193        $5,182
================================================================================================================================



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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 14
Consolidated Balance Sheet Data






AVERAGE BALANCES
                                                             September 30      June 30     March 31  December 31  September 30
Three months ended - in thousands                                    1998         1998         1998         1997          1997
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Securities available for sale                                   $7,073       $7,323       $7,784       $7,769        $8,216
   Loans, net of unearned income
     Consumer (excluding credit card)                              11,038       10,995       11,186       11,108        10,996
     Credit card                                                    4,029        4,048        3,748        3,803         3,871
     Residential mortgage                                          12,455       12,560       12,784       12,966        13,503
     Commercial                                                    23,359       22,425       20,665       19,838        18,839
     Commercial real estate                                         2,850        3,206        3,624        4,067         4,041
     Other                                                          2,207        2,114        2,076        1,881         1,952
                                                               -----------------------------------------------------------------
     Total loans, net of unearned income                           55,938       55,348       54,083       53,663        53,202
   Loans held for sale                                              3,850        2,948        2,363        1,680         1,555
   Other                                                            1,097        1,069          959          975           981
                                                               -----------------------------------------------------------------
     Total interest-earning assets                                 67,958       66,688       65,189       64,087        63,954
Noninterest-earning assets                                          7,332        6,944        6,952        6,782         6,627
                                                               -----------------------------------------------------------------
     Total assets                                                 $75,290      $73,632      $72,141      $70,869       $70,581
                                                               =================================================================

LIABILITIES
Interest-bearing liabilities
   Deposits                                                       $35,353      $34,956      $34,945      $34,655       $34,952
   Borrowed funds                                                  22,642       21,844       19,989       18,624        18,484
                                                               -----------------------------------------------------------------
     Total interest-bearing liabilities                            57,995       56,800       54,934       53,279        53,436
Noninterest-bearing deposits                                        9,169        9,213        9,685        9,925         9,654
Other                                                               1,632        1,445        1,474        1,601         1,460
                                                               -----------------------------------------------------------------
     Total liabilities                                             68,796       67,458       66,093       64,805        64,550

Mandatorily redeemable capital securities of subsidiary trusts        848          698          650          650           650

SHAREHOLDERS' EQUITY                                                5,646        5,476        5,398        5,414         5,381
                                                               -----------------------------------------------------------------
     Total liabilities, capital securities and shareholders'
       equity                                                     $75,290      $73,632      $72,141      $70,869       $70,581
                                                               =================================================================
COMMON SHAREHOLDERS' EQUITY                                        $5,332       $5,161       $5,083       $5,099        $5,066
================================================================================================================================



LOAN PORTFOLIO
                                                             September 30      June 30     March 31  December 31  September 30
Period ended - in millions                                           1998         1998         1998         1997          1997
--------------------------------------------------------------------------------------------------------------------------------
Consumer (excluding credit card)                                  $11,120      $11,035      $11,106      $11,205       $11,206
Credit card                                                         3,874        4,150        3,729        3,830         3,861
Residential mortgage                                               12,388       12,698       12,351       12,785        13,064
Commercial                                                         24,239       23,359       21,823       19,989        19,536
Commercial real estate                                              2,838        2,872        3,467        3,974         4,085
Other                                                               2,738        2,516        2,428        2,874         2,281
                                                               -----------------------------------------------------------------
   Total loans                                                     57,197       56,630       54,904       54,657        54,033
   Unearned income                                                   (445)        (393)        (393)        (412)         (382)
                                                               -----------------------------------------------------------------
   Total loans, net of unearned income                            $56,752      $56,237      $54,511      $54,245       $53,651
================================================================================================================================

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


PNC BANK CORP. AND SUBSIDIARIES                                          Page 15
Asset Quality Data







ALLOWANCE FOR CREDIT LOSSES
                                                             September 30      June 30     March 31  December 31  September 30
Three months ended - in millions                                     1998         1998         1998         1997          1997
---------------------------------------------------------------------------------------------------------------------------------
Beginning balance                                                    $859         $912         $972       $1,027        $1,075
Charge-offs
   Consumer (excluding credit card)                                   (21)         (21)         (25)         (27)          (25)
   Credit card                                                        (73)         (75)         (72)         (54)          (53)
   Residential mortgage                                                (1)          (3)          (2)          (1)           (3)
   Commercial                                                          (8)          (7)          (6)         (18)          (11)
   Commercial real estate                                              (4)          (1)          (2)          (5)           (3)
                                                               -----------------------------------------------------------------
     Total charge-offs                                               (107)        (107)        (107)        (105)          (95)
Recoveries
   Consumer (excluding credit card)                                     8            9           10           10             9
   Credit card                                                          4            5            3            5             4
   Residential mortgage                                                              1
   Commercial                                                           6            3            3            4             7
   Commercial real estate                                               1                         1            6             2
                                                               -----------------------------------------------------------------
     Total recoveries                                                  19           18           17           25            22
                                                               -----------------------------------------------------------------
     Net charge-offs                                                  (88)         (89)         (90)         (80)          (73)
Provision for credit losses                                            45           35           30           25            20
Acquisitions                                                                         1                                       5
                                                               -----------------------------------------------------------------
   Ending balance                                                    $816         $859         $912         $972        $1,027
================================================================================================================================





NONPERFORMING ASSETS
                                                             September 30      June 30     March 31  December 31  September 30
Period ended - in millions                                           1998         1998         1998         1997          1997
---------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans
   Commercial                                                        $148         $129         $145         $128          $142
   Commercial real estate                                              73           80           81           94           122
   Residential mortgage                                                56           56           51           44            45
   Consumer                                                             5            7            7           10             6
                                                               -----------------------------------------------------------------
     Total nonaccrual loans                                           282          272          284          276           315
Restructured loans                                                                                                           2
                                                               -----------------------------------------------------------------
     Total nonperforming loans                                        282          272          284          276           317
Foreclosed assets
   Commercial real estate                                              20           22           23           27            37
   Residential mortgage                                                18           20           19           21            23
   Other                                                                9            9            9            9            17
                                                               -----------------------------------------------------------------
     Total foreclosed assets                                           47           51           51           57            77
                                                               -----------------------------------------------------------------
     Total nonperforming assets                                      $329         $323         $335         $333          $394
================================================================================================================================